                                                                   EXHIBIT 10.15
                              SUBLICENSE AGREEMENT
                              --------------------

                               TABLE OF CONTENTS
                               -----------------

PREAMBLE
ARTICLES:
- ---------
   I        DEFINITIONS
   II       GRANT
   III      PATENT PROSECUTION AND INFRINGEMENT
   IV       INDEMNIFICATION AND INSURANCE
   V        EXPORT CONTROLS
   VI       NON-USE OF NAMES
   VII      ASSIGNMENTS
   VIII     DISPUTE RESOLUTION
   IX       TERMINATION
   X        NOTICES AND OTHER COMMUNICATIONS
   XI       THIRD PARTY BENEFICIARY
   XII      CONFIDENTIAL DATA
   XIII     MISCELLANEOUS PROVISIONS

   This Agreement is made and entered into this 19th day of June, 1995 (the effective Date), by and between CHILDREN'S MEDICAL CENTER CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 300 Longwood Avenue, Boston, Massachusetts, 02115, U.S.A. (hereinafter referred to as CMCC), and INNERVENTIONS, INC., a corporation duly organized under the laws of the State of Delaware and having its principal office at 222 Berkeley Street, Boston, MA 02116-3761 (hereinafter referred to as SUBLICENSEE).

                                   WITNESSETH
                                   ----------

   WHEREAS, CMCC has licensed to SUBLICENSEE certain patent rights and know-how relating to the Clamshell II Septal Occluder pursuant to that certain License Agreement by and among CMCC and SUBLICENSEE dated as of the date hereof (the "License Agreement");

   WHEREAS, CMCC is the licensee of certain Bard Licensed Technology relating to the Clamshell II Septal Occluder and the Delivery System (as such terms are defined below) and has the right to grant sublicenses under said Bard Licensed Technology;

   WHEREAS, CMCC is willing to grant such a sublicense under said Bard Licensed Technology for the design, manufacture, use and sale of Devices and Device Related Products;

   WHEREAS, SUBLICENSEE desires to obtain such a sublicense to the Bard Licensed Technology;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto agree as follows:


                            ARTICLE I -- DEFINITIONS
                            ------------------------

   For the purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "Bard" shall mean C.R. Bard, Inc., a New Jersey corporation, and any subsidiaries or divisions thereof.

     1.2 "Bard/CMCC License Agreement. shall mean that certain Patent and Know-How License Agreement, dated as of June 19, 1995 between Bard and CMCC.

     1.3 "Bard/CMCC Transfer Agreement" shall mean that certain Asset and Technology Donation and Transfer Agreement, dated as of May 12, 1995 between Bard and CMCC.

     1.4 "Bard/CMCC/Third Party Indemnification Agreement" shall mean that certain Indemnification Agreement dated as of May 12, 1995, among Bard, CMCC and SUBLICENSEE.

     1.5 "Bard Licensed Delivery System Know-How" shall mean any and all proprietary knowledge, formulas, specifications, techniques, processes, technical data and other know-how, licensed from Bard to CMCC under the Bard/CMCC License Agreement, which are used in the development, design, testing and manufacture of the Delivery System. Until such time as the Bard Licensed Patent has issued, the term "Bard Licensed Delivery System Know-How" shall be deemed to include all inventions claimed in all applications therefor. The term "Bard

          Licensed Delivery System Know-How" shall also include all proprietary knowledge, formulas, specifications, techniques, processes, technical data and other know-how included in any and all applications for the Bard Licensed Patent but which are not then included within an allowed claim in the Bard Licensed Patent.

     1.6 "Bard Licensed Know-How" shall mean the Bard Licensed Delivery System Know-How and the Bard Licensed Occluder Know-How.

     1.7 "Bard Licensed Occluder Know-How" shall mean any and all proprietary knowledge, formulas, specifications, techniques, processes, technical data and other know-how, licensed from Bard to CMCC under the Bard/CMCC License Agreement, which are used in the development, design, testing and manufacture of the Occluder; provided, however,
                                                           --------  -------
          that the Bard Licensed Occluder Know-How shall not include the Transferred Know-How, as such term is defined in the Bard/CMCC Transfer Agreement.

     1.8 "Bard Licensed Patent" shall mean all of the following intellectual property:
          a. That certain patent application Number USSN 049,162, entitled "System and Method for the Percutaneous Transluminal Front-End Loading Delivery and Retrieval of a Prosthetic Occluder", a copy of which has been provided to SUBLICENSEE, together with any divisions, continuations-in-part, continuations, extensions, revivals or reissues thereof;
          b. Any United States and foreign patents issuing from the patent applications described in (a);
          c. Any division, continuation, continuation-in-part, extension, revival or reissue of United States patents described in (b) above, and all corresponding patents in other countries.

     1.9 "Bard Licensed Technology" shall mean and include the Bard Licensed KnowHow and the Bard Licensed Patent.

     1.10 "Clamshell II Septal Occluder" or "Occluder" shall mean that certain medical device which is described on Exhibit 1.5 to the License
                                               ------------
          Agreement.

     1.11 "Confidential Data" shall mean the Bard Licensed Delivery System Know-How and the Bard Licensed Occluder Know-How. The term "Confidential Data" shall also include all other data or information (whether in oral, written or physical form) which is (i) furnished pursuant to this Agreement to SUBLICENSEE or any assignee, transferee or sublicensee of SUBLICENSEE by or on behalf of CMCC or Bard or any affiliate of CMCC or Bard and (ii) is identified as being proprietary or confidential. Confidential Data shall also include all analyses, compilations, studies or other documents, whether prepared by SUBLICENSEE or others, which contain or reflect such information. The term shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by SUBLICENSEE or its directors, officers, employees, agents, or advisors, or (ii) is demonstrated by SUBLICENSEE to have been known to SUBLICENSEE at the time of disclosure by or on behalf of CMCC or Bard, or (iii) was or becomes available to SUBLICENSEE, on a nonconfidential basis through a source other than CMCC or Bard or its advisors, provided, that such disclosure was not in violation of a
          --------
          confidentiality agreement of which SUBLICENSEE has or had knowledge.

     1.12 "Delivery System" shall mean that certain device which is described in
          Exhibit 1.1(h) to the Bard/CMCC Transfer Agreement.
          --------------

     1.13 "Device" shall mean the Occluder together with the Delivery System.

     1.14 "Device Related Product" shall mean each of the Device, any individual component or part of the Device, and any and all successor or derivative products to or of the Device or any such component or part.

     1.15 "Exclusive Field of Use" shall mean the repair of atrial septal defects.

     1.16 "Force Majeure" shall mean any act of God, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstances or event beyond the reasonable control of the Party relying upon such circumstance or event.

     1.17 "Non-Exclusive Field of Use" shall mean the repair of cardiovascular defects, provided, however, that the Non-Exclusive Field of Use shall
                   --------  -------
          not extend to, and no rights are granted pursuant to this Agreement for manufacturing, sale or use of any Device Related Product for patent ductus arteriosus applications.

     1.18 "Stock Transfer Agreement" shall mean that certain Stock Transfer Agreement dated as of even date herewith between CMCC and SUBLICENSEE.

     1.19 "SUBLICENSEE" shall mean INNERVENTIONS, INC. and any Subsidiary of INNERVENTIONS, INC.

     1.20 "Subsidiary" shall mean any corporation, company or other entity more than fifty percent (50%) of whose voting stock is owned or controlled directly or indirectly by INNERVENTIONS, INC.

                                 ARTICLE II -- GRANTS
                                 --------------------

     2.1 CMCC hereby grants to SUBLICENSEE a royalty-free, paid-up, exclusive, world-wide sublicense under the Bard Licensed Patent to manufacture, use and sell Device Related Products in the Exclusive Field of Use, and otherwise to use and practice the Bard Licensed Patent or any claimed element thereof in the Exclusive Field of Use, during the life of the Bard Licensed Patent;

     2.2 CMCC hereby grants to SUBLICENSEE a royalty-free, paid-up, exclusive, world-wide sublicense to use the Bard Licensed Know-How to manufacture, use and sell Device Related Products in the Exclusive Field of Use;

     2.3 CMCC hereby grants to SUBLICENSEE a royalty-free, paid-up, non-exclusive, world-wide sublicense under the Bard Licensed Patent to manufacture, use and sell Device Related Products in the Non-Exclusive Field of Use, and otherwise to use and practice the Bard Licensed Patent or any claimed element thereof in the Non-Exclusive Field of Use, during the life of the Bard Licensed Patent;

     2.4 CMCC hereby grants to SUBLICENSEE a royalty-free, paid-up, non-exclusive, world-wide sublicense to use the Bard Licensed Delivery System Know-How to manufacture, use and sell Device Related Products in the Non-Exclusive Field of Use; and

     2.5 CMCC hereby grants to SUBLICENSEE a royalty-free, paid-up, non-exclusive, world-wide sublicense to use the Bard Licensed Occluder Know-How for all purposes, provided, however, that such sublicense
                                     --------  -------
          shall not extend to, and no rights are hereby granted with respect to the use of any Bard Licensed Occluder Know-How for any patent ductus arteriosus applications.

     2.6 SUBLICENSEE understands that the Delivery System and the Occluder together form an integral, single medical device. Notwithstanding any other provision of this Agreement, no right or sublicense is granted pursuant to this Agreement to manufacture, sell or use Delivery Systems except together with and for use in connection with Occluders.

     2.7 CMCC hereby agrees that it shall not grant during the period of time in which this Agreement is in effect, any other license or sublicense under the Bard Licensed Technology to manufacture, use or sell Device Related Products for any purposes or otherwise to use and practice the Bard Licensed Technology or any claimed element thereof for any purposes. Notwithstanding the foregoing, CMCC may license Dr. James Lock to practice individually or in collaboration with other individual researchers the Bard Licensed Technology for noncommercial, research purposes only.

     2.8 Notwithstanding the fact that the rights and licenses granted hereunder are on a royalty-free, paid-up basis, SUBLICENSEE agrees and acknowledges that such rights and licenses are conditioned upon SUBLICENSEE's payment of the royalties and fees under the License Agreement as provided in Article IV thereto, as well as the performance of its other obligations under the License Agreement, the Stock Transfer Agreement and the Bard/CMCC/Third Party Indemnification Agreement.

     2.9 SUBLICENSEE agrees that it will make reasonable attempts to the extent that is based on sound business practice, to have the Device Related Products that are leased or sold in the United States manufactured in the United States.

     2.10 SUBLICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges, and licenses granted hereunder upon the prior written consent of CMCC. CMCC agrees to consent to a proposed sublicense after SUBLICENSEE has demonstrated that the preconditions set forth in Section 14(n)(i) through (ix) of the Stock Transfer Agreement have been satisfied. Such sublicenses will expire upon the expiration of SUBLICENSEE's rights granted herein.

     2.11 SUBLICENSEE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which SUBLICENSEE's exclusive rights, privileges and license hereunder shall terminate.

     2.12 SUBLICENSEE agrees that any sublicense granted by it shall provide that the obligations to CMCC of Articles II, III, IV, V, VI, VIII, IX, XII and XIII of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. SUBLICENSEE further agrees to attach copies of these Articles to sublicense agreements.

     2.13 SUBLICENSEE agrees to forward to CMCC a copy of any and all fully executed sublicense agreements.

     2.14 The sublicense granted hereunder shall not be construed to confer any rights upon SUBLICENSEE by implication, estoppel or otherwise as to any technology other than the Bard Licensed Technology.


                ARTICLE III--PATENT PROSECUTION AND INFRINGEMENT
                ------------------------------------------------

     3.1  Prosecution.  CMCC shall notify SUBLICENSEE promptly in writing upon
          -----------
          receiving notification from Bard of Bard's determination to discontinue the prosecution of the application for the Bard Licensed Patent or the maintenance of any issued Bard Licensed Patent. If CMCC does not then elect to undertake such prosecution or maintenance, as the case may be, CMCC shall notify SUBLICENSEE accordingly and authorize SUBLICENSEE to undertake such prosecution or maintenance at SUBLICENSEE's sole cost and expense. CMCC shall provide SUBLICENSEE with any information it receives from Bard as to filing deadlines in all jurisdictions relevant to prosecutions of the application for the Bard Licensed Patent, related applications, and the maintenance of a Bard Licensed Patent.

     3.2 Infringement. CMCC shall notify SUBLICENSEE promptly upon receiving notification from Bard of Bard's intention not to defend any claim that the Bard Licensed Technology infringes any patent or other intellectual property right of any third party, or of its intention not to assert any claim of infringement against any third party. If CMCC determines not to defend or assert any such claim, CMCC shall notify SUBLICENSEE, and SUBLICENSEE, or any permitted assignee, transferee, or sublicensee of SUBLICENSEE may, at its own cost and expense, assume the defense or prosecution of such claim.


                  ARTICLE IV -- INDEMNIFICATION AND INSURANCE
                  -------------------------------------------

     SUBLICENSEE covenants with CMCC as part of this Agreement that it will comply with the indemnification and insurance terms and obligations set forth in Sections 3.1 and 3.2 of the Bard/CMCC/Third Party Indemnification Agreement, as well as those set forth in Sections 8, 9 and 10 of the Stock Transfer Agreement.


                          ARTICLE V -- EXPORT CONTROLS
                          ----------------------------

     It is understood that CMCC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by SUBLICENSEE that SUBLICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. CMCC neither represents that a license shall not be required nor that, if required, it shall be issued.


                         ARTICLE VI-- NON-USE OF NAMES
                         -----------------------------

     SUBLICENSEE shall not use the names of CMCC nor of any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from CMCC in each case except that SUBLICENSEE may state that it is licensed by CMCC under one or more of the patents and/or applications comprising the Patent Rights, and SUBLICENSEE may comply with disclosure requirements of all applicable laws relating to its business, including United States and state securities laws.

                           ARTICLE VII -- ASSIGNMENT
                           -------------------------

     7.1 Except as otherwise provided herein, this Agreement is not assignable in whole or in part, and any attempt to do so shall be void.

     7.2 CMCC may assign this Agreement at any time to any corporate affiliate of CMCC without the prior consent of SUBLICENSEE.

     7.3 SUBLICENSEE may assign this agreement to another entity only with the prior written consent of CMCC. CMCC agrees to consent to a proposed assignment after SUBLICENSEE has demonstrated that the preconditions set forth in Section 14(n)(i) through (ix) of the Stock Transfer Agreement have been satisfied. SUBLICENSEE's merger with, or acquisition by, another entity or the sale of all or substantially all of the assets of SUBLICENSEE shall be deemed an assignment for purposes of this Article VII.

     7.4 Any assignment in violation of this section 7 shall be null and void and of no force or effect.

                       ARTICLE VIII -- DISPUTE RESOLUTION
                       ----------------------------------

     8.1 Either party may give the other written notice of any dispute arising out of or relating to this Agreement which is not resolved in the ordinary course of business within a three (3) month period. Within fifteen (15) days of receipt of said notice, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to settle the dispute. If the matter has not been resolved within thirty (30) days of receipt of the notice provided above, or in the event the parties fail to meet within twenty (20) days of the receipt of said notice, either party may request in writing that the matter be submitted to mediation in accordance with section 8.2 below.

     8.2 Within fifteen (15) days of receipt of a request of mediation as described above, the parties agree to commence mediation in the City of Boston, Commonwealth of Massachusetts in accordance with the policies and procedures of Endispute, Inc. ("Endispute"). The parties shall select a mediator acceptable to both the CMCC and SUBLICENSEE from a list provided by Endispute. The parties agree to cooperate in good faith in said mediator's efforts to assist the parties to resolve the dispute. Each party agrees to pay fifty percent (50%) of the costs of said mediation. If the matter has nor been resolved within thirty (30) days of the commencement of mediation, either party may request in writing that the matter be submitted to arbitration in accordance with Section
          8.3 below.

     8.3 Any dispute arising under this Agreement which is not resolved in accordance with either section 8.1 or 8.2 above, shall be determined by arbitration in the City of Boston, Commonwealth of Massachusetts, in accordance with the rules and regulations of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted before a single arbitrator agreed upon by the parties, or, if the parties are unable to agree upon a mutually acceptable arbitrator, an arbitrator shall be chosen in accordance with AAA rules and regulations. The arbitrator's determination may be filed with the clerk of a court of competent jurisdiction as a final adjudication of the matter at issue, or application may be made to such court for judicial acceptance of the ward and an order of enforcement, as the case may be.

     8.4 Nothing herein shall restrict the right of either party to institute a legal proceeding to enable such party to obtain provisional injunctive relief during the pendency of any such arbitration.


                           ARTICLE IX -- TERMINATION
                           -------------------------

     9.1 Except as otherwise provided herein and unless sooner terminated as set forth in this Article IX, the Agreement and the licenses and rights granted hereunder shall remain in full force and effect until the expiration of the last to expire Bard Licensed Patent, at which time SUBLICENSEE shall have a fully paid-up, perpetual, non-cancelable license.

     9.2  This Agreement shall terminate (a) upon termination pursuant to
          Section 5.7 of the Bard/CMCC License Agreement of the rights and licenses granted thereunder or (b) upon notice by CMCC if: (i) SUBLICENSEE shall cease to carry on its business, (ii) SUBLICENSEE shall have breached its obligations under the Stock Transfer Agreement or the Bard/CMCC/Third Party Indemnification Agreement, which breach has not been remedied within 15 days following written notice thereof from CMCC, or (iii) upon termination of the License Agreement as provided therein.

     9.3 Upon any material breach or default of this Agreement by SUBLICENSEE, other than those occurrences set out in Paragraphs 9.2 hereinabove, which shall always take precedence over any material breach or default referred to in this Paragraph 9.3, CMCC shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by one hundred twenty (120) days' notice to SUBLICENSEE. Such termination shall become effective unless SUBLICENSEE shall have cured any such breach or default prior to the expiration of the one hundred twenty (120) day period.

     9.4 SUBLICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to CMCC.

     9.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Upon termination of this Agreement for any reason other than by reason of any provision of Section 5.7 of the Bard/CMCC License Agreement, SUBLICENSEE and any sublicensee thereof may, after the effective date of such termination, sell all Device Related Products, and complete Device Related Products in the process of manufacture at the time of such termination and sell the same.

     9.6 Upon termination of this Agreement for any reason prior to the expiration of the last to expire Bard Licensed Patent, any sublicensee not then in default shall have the right to seek a sublicense from CMCC, provided that CMCC has the right to grant such a sublicense upon
                --------
          such termination.


                ARTICLE X -- NOTICES,  AND OTHER COMMUNICATIONS
                -----------------------------------------------

     10.1 CMCC agrees to notify SUBLICENSEE of any notification received by CMCC from C.R. Bard, Inc., or any affiliates thereof, in any way relating to the rights granted pursuant to this Agreement, within fifteen (15) days of receipt of such notification.

     10.2 Any notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of the mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

          In the case of CMCC:                In case of SUBLICENSEE
          Technology Transfer Manager         InnerVentions, Inc.
          Office of Research Administration   c/o Fletcher Spaght, Inc.
          The Children's Hospital             222 Berkeley Street
          300 Longwood Avenue                 Boston, MA 02116-3761
          Boston, MA 02115                    Attn: David A. Chazanovitz


                     ARTICLE XI -- THIRD PARTY BENEFICIARY
                     -------------------------------------

          Pursuant to Section 5.6(b) of the Bard/CMCC License Agreement, CMCC hereby provides that SUBLICENSEE is a third party beneficiary of the rights of CMCC and obligations of Bard thereunder, with full rights of substitution to enforce such rights and obligations.

                        ARTICLE XII--CONFIDENTIAL DATA
                        ------------------------------

     12.1 Non-Disclosure.  SUBLICENSEE shall hold in confidence any Confidential
          --------------
          Data disclosed by CMCC or Bard or otherwise obtained by SUBLICENSEE as a result of activities contemplated by this Agreement, and shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Access to Confidential Data must be restricted to SUBLICENSEE's employees or permitted assigns and licensees (as determined in accordance with Article VII), who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the confidentiality of such Confidential Data. The Confidential Data, and all copies of part or all thereof, shall be and remain the exclusive property of CMCC or Bard, respectively, and SUBLICENSEE shall acquire only such rights as are expressly set forth under the terms and conditions of this Agreement and only for so long as such rights are in effect.

     12.2 Legal Process.  In the event SUBLICENSEE is required by legal process
          -------------
          to disclose any of the Confidential Data, SUBLICENSEE shall provide CMCC or Bard (as appropriate) with prompt notice of such requirement so that CMCC or Bard may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement relating to the protection of Confidential Data. In the event that a protective order or other remedy is obtained, SUBLICENSEE shall use all reasonable efforts to assure that all Confidential Data will be covered by such order or other remedy. If such protective order or other remedy is not obtained or CMCC or Bard waives compliance with the provisions of this Agreement relating to the protection of Confidential Data, SUBLICENSEE may disclose that portion of the Confidential Data which SUBLICENSEE is legally required to disclose without liability hereunder.


                    ARTICLE XIII -- MISCELLANEOUS PROVISIONS
                    ----------------------------------------

     13.1 SUBLICENSEE agrees, which agreement shall be enforceable by and for the benefit of BARD, to be bound by the affirmative covenants of CMCC contained in the Bard/CMCC License Agreement (including the affirmative covenant to protect Confidential Data as defined in such agreement) and by the limitations on Bard's liability set forth in the Bard/CMCC License Agreement, and SUBLICENSEE hereby confirms its understanding of, and consents to, the limitations on Bard's representations and warranties contained in the Bard/CMCC License Agreement.

     13.2 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     13.3 CMCC and LICENSEE shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, if such failure or delay is caused by Force Majeure, for such period of tine as the event of Force Majeure exists.

     13.4 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     13.5 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidly or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     13.6 SUBLICENSEE agrees to mark the Delivery Systems sold in the United States with all applicable United States patent numbers. All Delivery Systems shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     13.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     13.8 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

                                  * * * * * *

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Sublicense Agreement as of June 19, 1995.


     CHILDREN'S MEDICAL CENTER CORPORATION



     By: /s/ Stuart J. Novick
         ---------------------------------
     Name:  Stuart J. Novick
     Title: Vice President and General Counsel



     INNERVENTIONS, INC.


     By: /s/ David A. Chazanovitz
         ---------------------------------
     Name:  David A. Chazanovitz
     Title: President